Prudential's Gibraltar Fund, Inc.
For the fiscal year ended 12/31/05
File number 811-01660

SUB-ITEM 77D
Policies With Respect to Security Investment

Prudential's Gibraltar Fund
The Prudential Series Fund, Inc.

Supplement dated June 6, 2005 to the
 Statements of Additional Information (SAI) of the Funds listed below.


The Bank of New York (BNY), located at One Wall Street, New York, New York 10286, will serve as custodian for each Fund's portfolio securities and cash, and in that capacity will maintain certain financial and accounting books and records pursuant to an agreement with the applicable Fund, beginning on the dates specified below. These effective dates may vary for any Fund if circumstances require. Subcustodians will continue to provide custodial services for each Fund's foreign assets held outside the United States.

Name of Fund					      	            Effective Date	   	SAI
Date

Prudential's Gibraltar Fund
July 25, 2005
May 1, 2005
The Prudential Series Fund, Inc.

May 1, 2005
Conservative Balanced Portfolio
July 25, 2005

Diversified Bond Portfolio
July 25, 2005

Flexible Managed Portfolio
July 25, 2005

Global Portfolio
July 25, 2005

Government Income Portfolio
July 25, 2005

High Yield Bond Portfolio
July 25, 2005

Jennison 20/20 Focus Portfolio
July 25, 2005

Jennison Portfolio
July 25, 2005

Money Market Portfolio
September 12, 2005

Natural Resources Portfolio
July 25, 2005

Small Capitalization Stock Portfolio
July 25, 2005

Strategic Partners Aggressive Growth Asset Allocation Portfolio
September 12, 2005

Strategic Partners Balanced Asset Allocation Portfolio
September 12, 2005

Strategic Partners Conservative Asset Allocation Portfolio
September 12, 2005

Strategic Partners Growth Asset Allocation Portfolio
September 12, 2005

SP Prudential U.S. Emerging Growth Portfolio
July 25, 2005

Stock Index Portfolio
July 25, 2005

Value Portfolio
July 25, 2005


PSFSAISUP1